UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):  March 16, 2016

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 16, 2016, Alta Mesa Holdings, LP (the “Company”) borrowed $141,935,000 under the Sixth Amended and Restated Credit Agreement, dated as of May 13, 2010 (as amended, the “First Lien Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent (the “First Lien Administrative Agent”), and the lenders party thereto,  which represented the remaining undrawn amount that was available under the First Lien Credit Agreement.  As required by the terms of the First Lien Credit Agreement, the borrowings were deposited into an account controlled by the First Lien Administrative Agent.   Such funds will not being treated as debt for the purposes of leverage ratio compliance so long as they remain in the controlled account.    These funds are intended to be used for general corporate purposes.

As of March 16, 2016, following the funding of this borrowing, the aggregate principal amount of borrowings under the First Lien Credit Agreement were $300,000,000,  including $6,065,000 of outstanding letters of credit, with no remaining availability. These new borrowings bear interest at 3.25%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

March 16, 2016	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP